EXHIBIT 99.3

3D Systems and United Therapeutics Announce Expansion of Bioprinting Program

  Amendment expands program from a singular focus on the bioprinting of human lung scaffolds to the development and demonstration of two additional human organs
  Amendment will become effective upon closing of 3D Systems’ acquisition of Volumetric Biotechnologies, Inc., which was announced earlier today
  Expanded program leverages progress made on the bioprinting of lung scaffolds for application across multiple human organs using the jointly developed technology platform
  Program builds upon a foundation of successful collaboration since 2017, with a goal of providing an unlimited supply of biocompatible human organs to meet the needs of millions of end-stage patients requiring transplants worldwide

ROCK HILL, S.C. and MANCHESTER, N.H., Oct. 27, 2021 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) is pleased to announce an expansion of its joint development program with United Therapeutics Corporation (NASDAQ:UTHR). The development and license agreement, first established in 2017, combines the 3D printing expertise of 3D Systems, with the regenerative medicine and organ manufacturing expertise of United Therapeutics (UT). To date, the program has had a strong, singular focus on developing the capability to print scaffolds for human lungs using a process we call Print to Perfusion™. This 3D printed scaffold would then be cellularized using cells derived from the recipient patient’s own body, to create personalized human lungs. 3D Systems has focused primarily on establishing the printing technology to produce scaffolds meeting the extreme precision and resolution requirements for a functional human lung and to do so in a manner that yields the physical, mechanical, and biocompatibility performance to influence cell behavior and reproduction required for extended use in the human body. The goal of the program is to establish an unlimited supply of human lungs, requiring no immunosuppression, allowing all patients with end-stage lung disease to receive transplants which will enable them to enjoy long and active lives. Based upon the progress made toward this goal, the program is now being expanded to include two additional human organs, with support now designated through 2025.

“We are very pleased with the foundation that our joint 3D Systems/United Therapeutics team has established over the last four years in support of our goal of providing a limitless supply of human lungs for transplant into patients around the world,” said Dr. Jeffrey Graves, president and CEO, 3D Systems. “This progress has not only inspired confidence that our goal for human lungs is attainable, but that we are now in a position to extend this development to additional organs in the human body that are in a similar short supply. We are grateful to Dr. Martine Rothblatt, chairperson and chief executive officer of United Therapeutics, for her vision, support, and unwavering dedication to making this dream a reality in our lifetime, and to the pioneering work of Chuck Hull, our chief technology officer for regenerative medicine at 3D Systems."

Commenting on this expansion of the program, Dr. Rothblatt stated, “We are excited to expand our patient-cell-based 3D bioprinting activities into additional organs. This approach avoids the need for immunosuppression and thus provides a most hopeful pathway to satisfying the huge unmet medical need for organ transplantation.”

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the applicable company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements including the ultimate success of 3D Systems/United Therapeutics bioprinting program. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the applicable company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the periodic filings by 3D Systems and United Therapeutics with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although each company’s management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems and United Therapeutics undertake no obligation to update or revise any forward-looking statements made by either company’s management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

About United Therapeutics: Enabling Inspiration
We build on the strength of our research and development expertise and a distinctive, entrepreneurial culture that encourages diversity, innovation, creativity, sustainability, and, simply, fun. Since inception, our mission has been to find a cure for pulmonary arterial hypertension and other life-threatening diseases. Toward this goal we have successfully gained FDA approval for five medicines, we are always conducting new clinical trials, and we are working to create an unlimited supply of manufactured organs for transplantation.

We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs. At the same time, we seek to provide our shareholders with superior financial performance and our communities with earth-sensitive energy utilization.

You can learn more about what it means to be a PBC here: unither.com/PBC.

Investor Contact: investor.relations@3dsystems.com	Contact: ir@unither.com
Media Contact: press@3dsystems.com